EXHIBIT 16.1

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

May 10, 2012

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated May 3, 2012 of Bonanza Gold Corp. to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our Firm.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC